UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55585 (Commission File Number)	46-5542401 (I.R.S. Employer Identification No.)

2060 NW Boca Raton Blvd., #6 Boca Raton, FL 33431 (Address of principal executive offices)	33431 (Zip Code)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRMM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2019, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), filed Articles of Amendment (the “Charter Amendment”) to the Company’s Articles of Incorporation (as amended to date, the “Articles of Incorporation”) with the Secretary of State of the State of Florida. Reference is made to the disclosure set forth under Item 5.07 below, which disclosure is incorporated herein by reference.

The Charter Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On or around May 1, 2019, the Company mailed a Consent Solicitation Statement to its shareholders as of the record date of April 5, 2019 (the “Record Date”), seeking the written consent of the shareholders holding a majority of the Company’s voting equity to authorize and approve a proposal to file the Charter Amendment, in order to the amend the Company’s Articles of Incorporation to increase the Company’s number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 200,000,000 shares to 500,000,000 shares. The filing of the Charter Amendment was previously authorized by the Company’s Board of Directors on April 4, 2019, subject to stockholder approval.

As of the Record Date, the Company had 141,069,910 shares of Common Stock issued and outstanding. Therefore, the Company needed written consents from shareholders holding at least 70,534,956 votes in order to proceed with filing the Charter Amendment with the Florida Secretary of State.

The holders of the Company’s Common Stock as of the Record Date were given until May 31, 2019 to return their written consents. As of May 31, 2019, the Company had received the following written consents:

Votes For: 80,652,072	Votes Against: 3,270,557	Abstain: 344,500

As a result, as of May 31, 2019, the Company had received a sufficient number of written consents in favor of proposal to file the Charter Amendment.

Item 8.01.	Additional Events.

As previously reported, on February 22, 2019 and March 22, 2019, the Company sold an aggregate of 800,000 shares of the Company’s 10% Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”), to two purchasers. In connection with these transactions, each of the purchasers were also entitled to receive an additional 2,000,000 shares of the Company’s Common Stock. Pursuant to the Company’s charter documents, the holders of the Company’s Series A Preferred Stock have the right to vote together with the holders of the Company’s Common Stock on an as-converted basis, with five votes for each share of Series A Preferred Stock. Neither the 800,000 shares of Series A Preferred Stock, nor the additional 4,000,000 shares of Common Stock, were issued to the purchasers prior to the Record Date. Therefore, these shares were not included for the purposes of obtaining written consents as described in Item 5.07 above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on June 12, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2019	GROM SOCIAL ENTERPRISES, INC

	By:	/s/ Melvin Leiner
	Name:	Melvin Leiner
	Title:	Chief Financial Officer

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